EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

We consent to the incorporation by reference in this Annual Report (Form 10-
K) of Pier 1 Imports, Inc. of our report dated April 12, 1999, included in the 1999 Annual Report to Shareholders of Pier 1 Imports, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-61475, No. 333-13491 and No. 33-32166) and in the
Registration Statements on Form S-3 (No. 33-49356 and No. 333-61155) of our reports dated April 12, 1999, with respect to the consolidated financial statements and schedule of Pier 1 Imports, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended February 27, 1999.


/s/ Ernst & Young LLP

Fort Worth, Texas
May 21, 1999